UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 8, 2009

DEERFIELD CAPITAL CORP.
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-32551	20-2008622
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6250 North River Road, Rosemont, Illinois		60018
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(773) 380-1600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, in November 2008, Deerfield Capital Corp. (the "Company") implemented a headcount reduction as part of a cost-saving initiative. In connection with this cost-saving initiative, Richard G. Smith, the Company’s former Senior Vice President, Chief Financial Officer and Treasurer, entered into a transition employment agreement, effective January 7, 2009 (the "Smith Transition Agreement"), with Deerfield Capital Management LLC, a wholly-owned subsidiary of the Company ("DCM"). The material terms of the Smith Transition Agreement are set forth below.

RICHARD G. SMITH TRANSITION EMPLOYMENT AGREEMENT

Mr. Smith relinquished his title as Senior Vice President, Chief Financial Officer and Treasurer of the Company on November 6, 2008. In connection with Mr. Smith’s departure from the Company and DCM, Mr. Smith was given the ability to select one of three compensatory options set forth in the Smith Transition Agreement. As per Mr. Smith’s selection, Mr. Smith’s employment with DCM will terminate on February 25, 2009 or on such earlier date as Mr. Smith resigns.

Under the Smith Transition Agreement, Mr. Smith will work on such ongoing and transition matters as DCM may assign to him prior to his last day of employment on February 25, 2009. Mr. Smith will continue to receive his current base salary and benefits through the end of his employment subject to the terms of the Smith Transition Agreement.

In addition, in accordance with the terms of the Smith Transition Agreement, Mr. Smith will receive (i) a lump sum payment of $125,000 and (ii) two $30,000 payments payable on February 1, 2009 and February 1, 2010 or earlier at DCM’s discretion. Mr. Smith will also be paid approximately $6,635for accrued but unused vacation. Each of these payments will be subject to deductions as required by law.

As a part of the Smith Transition Agreement, Mr. Smith will provide a general release to DCM for any claims he might have against DCM and its affiliates. In addition, Mr. Smith has agreed to execute a second release in the form of Exhibit A to the Smith Transition Agreement that will release DCM and its affiliates from all claims that may arise from December 31, 2008 through his final day of employment. In consideration of this release, Mr. Smith will receive an additional one week of salary at his current rate paid in accordance with DCM’s normal payroll policies.

The foregoing description of the Smith Transition Agreement does not purport to be complete and is qualified in its entirety by reference to the Smith Transition Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEERFIELD CAPITAL CORP.

January 8, 2009	By:	/s/ Robert A. Contreras

Name: Robert A. Contreras
Title: Senior Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Transition Employment Agreement between Deerfield Capital Management LLC and Richard G. Smith.